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                                                                    Exhibit 23.1
                                                                    ------------




                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Nos. 333-22845-99, 333-22823-99, 333-52755-99, 333-33756-99 and 333-63154), Form S-4 (Registration No.
333-34162-99), Form S-3 (Registration Nos. 333-33432-99 and 333-32668-99) and
Form S-1 (Registration No. 333-20357-99) of Pegasus Communications Corporation and its subsidiaries of our report dated February 20, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 26, 2003